UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2006, Solomon Technologies, Inc. (the “Company”) and Davis & Gilbert LLP, the Company’s outside legal counsel (“D&G”) agreed to convert $526,149.69 of accrued billed and unbilled fees and disbursements through September 1, 2006 into (i) a promissory note of the Company in the principal amount of $526,149.69, bearing interest at the rate of 12% per annum and (ii) a five-year warrant to purchase 200,000 shares of common stock, par value $.001 per share, of the Company. The note matures on the earlier of (i) the Company’s receipt of proceeds from litigation, (ii) the receipt by the Company of gross proceeds of at least $5,000,000 in an equity financing, or (iii) March 31, 2007. The Company is required to make prepayments of 25% of the principal amount of the note, plus accrued interest thereon, for each $1,250,000 it raises in its next equity financing. The Company has agreed to include the warrant shares in its next registration statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described in Item 1.01, on November 17, 2006, the Company and D&G agreed to convert $526,149.69 of accrued billed and unbilled fees and disbursements through September 1, 2006 into (i) a promissory note of the Company in the principal amount of $526,149.69, bearing interest at the rate of 12% per annum and (ii) a five-year warrant to purchase 200,000 shares of common stock, par value $.01 per share, of the Company. The note may be accelerated by D&G upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or the Company’s breach or failure to perform or observe any obligation under the note. The note matures on the earlier of (i) the Company’s receipt of proceeds from litigation, (ii) the receipt by the Company of gross proceeds of at least $5,000,000 in an equity financing, or (iii) March 31, 2007. The Company is required to make prepayments of 25% of the principal amount of the note, plus accrued interest thereon, for each $1,250,000 it raises in its next equity financing.

Item 3.02	Unregistered Sales of Equity Securities

As more fully described in Item 1.01, on November 17, 2006, the Company issued a warrant to purchase 200,000 shares of common stock to D&G. These shares were issued as part of the agreement between D&G and the Company to convert certain accrued billed and unbilled fees and disbursements for the Company.

The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: November 22, 2006	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr. President
(Principal Executive Officer)